UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2013

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 559-1000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 2.02  Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 is the Citigroup Inc. (“Citi”) revised Historical Quarterly Financial Data Supplement for the quarter ended March 31, 2013 (the “Revised Historical Supplement”), with historical financial data reclassified to reflect Citi’s definitive agreement to sell Credicard, Citi’s non-banking credit card and consumer finance business in Brazil, as discontinued operations for all periods presented, as well as certain other immaterial reclassifications.  Citi’s consolidated net income and earnings per share remain unchanged for all periods presented.

The Revised Historical Supplement reflects the format Citi will use to present its 2013 second quarter financial results (the “2013 Second Quarter Results”) on July 15, 2013 and is being provided to facilitate the comparison of the 2013 Second Quarter Results with prior financial periods.

This Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to the Securities Exchange Act of 1934, as amended (“Act”), and thus shall not be deemed to be “filed” for purposes of Section 18 of the Act or incorporated by reference into any filings under the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number

99.1	Citigroup Inc. Revised Historical Quarterly Financial Data Supplement for the quarter ended March 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: June 28, 2013
	By:	/s/ JEFFREY R. WALSH
Name: Jeffrey R. Walsh
Title: Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number
99.1	Citigroup Inc. Revised Historical Quarterly Financial Data Supplement for the quarter ended March 31, 2013.